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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM 8-K


               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                    THE SECURITIES AND EXCHANGE ACT OF 1934

  Date of Report (Date of earliest event reported): August 28, 2000
                                                    ---------------

                      Bottomline Technologies (de), Inc.
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            (Exact name of Registrant as Specified in Its Charter)


              Delaware                               02-0433294
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 (State or other jurisdiction of         (I.R.S. Employer Identification No.)
 incorporation or organization)


               155 Fleet Street, Portsmouth, New Hampshire 03801
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                   (Address of principal executive offices)


Registrant's telephone number, including area code:  (603) 436-0700


                                Not Applicable
         ------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)
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Item 2.   Acquisition or Disposition of Assets.
          -------------------------------------

     On August 28, 2000, Bottomline Technologies (de), Inc. (the "Registrant") acquired Checkpoint (Holdings) Limited ("Checkpoint"), a private company incorporated in England and Wales and an electronic commerce and electronic payments software provider for the United Kingdom. The acquisition was completed pursuant to a Share Purchase Agreement dated August 28, 2000 between the Registrant and Checkpoint stockholders. The consideration for the acquisition was approximately $79 million (based on the last reported sales price on The Nasdaq National Market on August 21, 2000), consisting of $15 million in cash, $20.356 million in loan notes, 1,350,000 shares of common stock, $0.001 par value per share, of the Registrant (the "Common Stock"), and warrants to purchase a total of 100,000 shares of Common Stock at an exercise price of $50.00 per share. The source for the cash portion of the consideration were proceeds from the initial public offering of the Registrant.

     On August 28, 2000, the Registrant acquired Flashpoint, Inc. ("Flashpoint"), a Massachusetts corporation and a developer of Web-based software. The acquisition was completed pursuant to a Stock Purchase Agreement dated August 28, 2000 by and among the Registrant, Flashpoint and Eric Levine, the sole stockholder of Flashpoint. The consideration for the acquisition was approximately $12 million (based on the average of the last reported sales price on The Nasdaq National Market during the last ten consecutive trading days ending on and including August 15, 2000), consisting of $4.5 million in cash and $7.5 million in Common Stock. The source for the cash portion of the consideration were proceeds from the initial public offering of the Registrant.


Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.
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     (a) Financial Statements of Businesses Acquired.

  The Registrant has not included the financial statements of the businesses acquired, as described in Item 2 of this Current Report on Form 8-K, and will file such financial statements not later than 60 days after this Current Report on Form 8-K by an amendment hereto.

     (b) Pro Forma Financial Information.

  The Registrant has not included the pro forma financial information for the transactions described in Item 2 of this Current Report on Form 8-K, and will file such pro forma financial information not later than 60 days after this Current Report on Form 8-K by an amendment hereto.

     (c)  Exhibits.

  The Exhibits filed as part of this Current Report on Form 8-K are listed on the Exhibit Index immediately preceding such Exhibits, which Exhibit Index is incorporated herein by reference. Documents listed on such Exhibit Index are being filed as exhibits herewith.

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                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       Bottomline Technologies (de), Inc.


  Date:  September 12, 2000            By: /s/ Robert A. Eberle

                                       Robert A. Eberle
                                       Executive Vice President,
                                       Chief Financial Officer and Treasurer


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Exhibit
Number                                Description
----------                            -------------

 2.1      Share Purchase Agreement between the Persons named in column (A) of
          Schedule 1 thereto and Bottomline Technologies (de), Inc. dated August 28, 2000.

 2.2      Form of Loan Note issued to the Persons named in column (A) of
          Schedule 1 of the Share Purchase Agreement between the Persons named in column (A) of Schedule 1 thereto and Bottomline Technologies (de), Inc. dated August 28, 2000.

 2.3 Stock Purchase Agreement by and among Bottomline Technologies (de), Inc, Flashpoint, Inc. and Eric Levine dated August 28, 2000.

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